AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2013	Projected Year Ended Feb. 28, 2014	Projected QTR Ended Aug. 31, 2013
Net Sales:
Electrical and Industrial Products and Services	$98,466	$475,000 to $525,000
Galvanizing Services	$86,709	$350,000 to $375,000
Total Sales	$183,175	$825,000 to $900,000	$195,000 to $210,000

Diluted earnings per share	$0.57	$2.65 to $2.95	$.60 to $.70

Net Sales by Market Segment:
Power Generation		39%
Transmission and Distribution		16%
Industrial		45%

Electrical and Industrial Products and Services
Revenues by Industry:
Power Generation		51%
Transmission and Distribution		16%
Industrial		33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		39%
OEM's		12%
Industrial		29%
Bridge and Highway		8%
Petro Chemical		12%

Operating Margins:
Electrical and Industrial Products and Services	13.5%	13% to 15%
Galvanizing Services	29.6%	27% to 29%

Cash Provided By (Used In)Operations	$39,879	$80,000 to $90,000
Capital Expenditures	$11,608	$40,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$12,320	$40,000 to $45,000
Total Bank Debt	$453,429	$430,000

Cash Dividend	$3,566	$14,500

Percent of Business By Segment:
Electrical and Industrial Products and Services	53%	58%
Galvanizing Services	47%	42%